3235 West 4th Avenue Suite 101	V G TECH INC.
Vancouver, B.C. V6K 1R8 Canada
t 604.736.4989, f 604.736.4912
1.800.230.9933

News Release

V G Tech, Inc. (the "Company") announced today that the four for one split of its issued and outstanding common shares will be effective Tuesday, August 24, 2004.

The split will be a true split and not a dividend and accordingly, shareholders will be requested to deliver their share certificates representing the pre-split common shares to the Company's transfer agent against delivery of new certificates representing the post-split shares. A letter of transmittal for the exchange of the shares will be mailed to the shareholders upon the split being effective.

As a result of the share split the Company's authorized capital will be increased from 25,000,000 common shares par value $0.001 of which 17,477,000 shares are issued and outstanding to 100,000,000 common shares par value $0.001 of which 69,908,000 shares will be issued and outstanding.

The Company's shares will trade under the new symbol "VGTE" effective August 24, 2004.

For more information please contact:

______________________
Steve Livingston, President
Telephone: 604-710-4272